SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[   ]  Preliminary Proxy Statement
[ x ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

            Waverly, Inc.
(Name of Registrant as Specified in its Charter)
            Waverly, Inc.
 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ x ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(l), or 14a-6(j)(2).
[   ]  $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-(6)(i)(3)
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)       Title of each class of securities to which transaction applies:


2)       Aggregate number of securities to which transaction applies:


3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


4)       Proposed maximum aggregate value of transaction:


[   ]    Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)      Amount Previously Paid:


         2)      Form, Schedule or Registration Statement No.:


         3)      Filing Party:


         4)      Date Filed:

WAVERLY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of

WAVERLY, INC.

         Notice is hereby given that the Annual Meeting of Shareholders of Waverly, Inc. will be held at The Center Club, 100 Light Street, Baltimore, Maryland 21202, at 4:00 p.m. on Monday, April 24, 1995, for the following purposes:

         1. To elect five Class A Directors to the Board of Directors for a term of three years.

         2. To consider and act upon a proposal to approve the Waverly, Inc. 1995 Employee Stock Option Plan.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Shareholders of record at the close of business on February 27, 1995, will be entitled to notice of and to vote at the meeting.

         All shareholders are cordially invited to attend the meeting in person. Those who cannot attend are urged to sign, date and mail promptly the enclosed proxy in the envelope provided for that purpose. A majority of the outstanding shares of Common Stock must be represented at the meeting in order to transact business, and whether you own a few or many shares, your proxy is important in fulfilling this requirement. Returning your proxy does not deprive you of your right to attend the meeting and vote your shares in person.

         A copy of the annual report to shareholders is enclosed herewith.

                                         By order of the Board of Directors
                                         E. MAGRUDER PASSANO, JR.
                                         Secretary

March 24, 1995

PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Company of proxies to be voted at the Annual Meeting of Shareholders to be held on April 24, 1995, at 4:00 p.m., at The Center Club, 100 Light Street, Baltimore, Maryland 21202, and at any adjournment thereof. The expense of preparing, printing and mailing the proxies will be borne by the Company. In addition to solicitations by mail, the Company may solicit proxies in person or by telephone and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the expense of the Company.

         Any proxy may be revoked by a shareholder at any time prior to its use by execution of another proxy bearing a later date, by written notice to any of the persons named in the proxy, or by oral or written statement at the meeting.

         Holders of record at the close of business on February 27, 1995, of outstanding Common Stock of the Company are entitled to notice of and to vote at the meeting. Each share of stock is entitled to one vote. There is no provision for cumulative voting. Shares represented by any proxy properly executed and received pursuant to this solicitation will be voted at the meeting in accordance with the recommendation of the Board of Directors, unless otherwise directed by the shareholder. Shares of Common Stock held by the trustee of the Company's Incentive Savings Plan will be voted by the trustee. On February 27, 1995, the Company had 4,423,337 shares of Common Stock outstanding and entitled to vote at the meeting (4,773,618 shares if adjusted for all stock options exercisable within 60 days after the record date).

         The principal executive offices of the Company are located at 428 E. Preston Street, Baltimore, Maryland 21202. Effective June 1, 1995, the offices will be located at 351 W. Camden Street, Baltimore, Maryland 21201. The approximate date on which this proxy statement and the attached form of proxy will be mailed to shareholders is March 24, 1995.

PRINCIPAL HOLDERS OF COMMON STOCK

         The following table lists the only persons known to the Company to be holding beneficially 5% or more of the Company's outstanding Common Stock or have filed a Schedule 13D as of the record date, February 27, 1995:

                                                                      Percent
                                                         Number       of Total
         Name and Address                             of Shares<F1> Outstanding
Life Estate under the Will of Edward B. Passano<F2><F3> 1,613,911        36.5%
Michael Urban<F3><F4>                                     400,000         9.0%
Estate of John F. Spahr, Sr.,  J.F. Spahr, Jr.,
  R.N. Spahr and the Estate of C.C.F. Spahr<F5>           248,543         5.6%
All members of the Passano family and
  their associates, including the above<F6>             2,669,006        59.4%
Newsweb Corporation and its affiliates <F7>               335,149         7.6%
 1645 W. Fullerton Ave.
 Chicago, IL 60614
Theodore L. Cross and certain persons <F8>                249,956         5.7%
 200 W. 57th Street A 15th Floor
 New York, NY 10019

                                                                     Percent
                                                        Number       of Total
Name and Address                                     of Shares<F1> Outstanding
The Times Mirror Company<F9>                             218,500         4.9%
Times Mirror Square
Los Angeles, CA 90053


[FN]

         (1) Includes shares issuable to the designated individuals under options exercisable within 60 days after the record date.

         (2) This is a Life Estate under the Will of Edward B. Passano presently held for the benefit of his son, Edward M. Passano, Sr. The shares held in the Passano Life Estate are subject to a voting trust agreement described below.

         (3) The address of such person is 428 E. Preston Street, Baltimore, Maryland 21202.

         (4) Includes 400,000 shares held by a corporation and which Mr. Urban is deemed to own beneficially, which are subject to a voting trust agreement described below.

         (5) The address of the Messrs. Spahr, the Estate of John F. Spahr, Sr. and the Estate of C.C.F. Spahr (the "Estate") is 428 E. Preston Street, Baltimore, Maryland 21202. Of these shares, 247,500 shares are held collectively subject to a ten-year escrow agreement described below and are subject to four separate voting trust agreements also described below, 1,000 shares are issuable to the Estate upon exercise of an option, and 43 shares are owned by Mr. J.F. Spahr, Jr. pursuant to the Waverly, Inc. Incentive Savings Plan ("WISP"). John F. Spahr, Jr. disclaims beneficial ownership of the shares owned by the Estate and owned by Robert N. Spahr. Robert N. Spahr disclaims beneficial ownership of the shares owned by the Estate and owned by John F. Spahr, Jr. John F. Spahr, Jr. is the beneficial owner of the Estate of John F. Spahr, Sr.

         (6) Includes 72,555 shares issuable under options exercisable within 60 days of the record date.

         (7) Newsweb Corporation is engaged primarily in the printing and broadcasting industries. Information obtained from Newsweb and its affiliates as of November 1, 1994, contained in a statement on Schedule 13D states that Fred Eychaner, as president and sole shareholder of Newsweb, had sole power to vote or to direct the vote and sole power to dispose or direct the disposition of 104,200 shares owned by Newsweb, 220,949 shares owned by Fred Eychaner and 10,000 shares owned by Fred Eychaner IRA.

         (8) Theodore Cross' principal occupation is editor and publisher of various academic journals. Information obtained from Mr. Cross as of December 8, 1994, contained in a statement on Schedule 13D states that Mr. Cross had sole power to vote or to direct the vote and sole power to dispose or direct the disposition of 178,787 shares owned by Theodore Cross. Mr. Cross is deemed to have sole power to vote or to direct the vote and sole power to dispose or direct the disposition of 3,250 shares owned by Management Reports, Inc. by virtue of his ownership of 60% of the issued and outstanding stock of Management Reports, Inc. Mr. Hellmuth, as sole trustee of the Louisville Charitable Remainder Unit Trust, has sole power to vote or to direct the vote and sole power to dispose or direct the disposition of 2,500 shares owned by the Louisville Trust. Mary Cross, Amanda B. Cross, Lisa W. Pownall-Gray, Ann Fairchild Warner, Polly Mackwell and Stuart G. Warner each has sole power to vote or to direct the vote and sole power to dispose or direct the disposition of their respective shares.

[FN]
         (9) Times Mirror is engaged principally in the publication of newspapers, books, magazines and other information and educational products. Information obtained from Times Mirror as of October 19, 1994, contained in a statement on Schedule 13D states that Times Mirror had sole power to vote or to direct the vote and sole power to dispose or direct the disposition of all 218,500 shares.

         The stock subject to the Passano Family Life Estate referred to in note (2) above is voted by Edward M. Passano, Sr., William M. Passano, Jr. and Susan P. Macfarlane, all of 428 E. Preston Street, Baltimore, Maryland 21202, as voting trustees under a voting trust agreement (the "Passano Voting Trust") dated July 31, 1989, which will expire on the earliest to happen of (1) the execution of a subsequent voting trust agreement by the parties; (2) the lapse of ten years from July 31, 1989; or (3) the death of Edward M. Passano, Sr. The latter is entitled to a 50% vote with respect to the stock subject to the voting trust and the other trustees are entitled to the remaining 50% vote, so that, unless the trustees are in agreement, it could happen that the stock subject to the voting trust could be not voted at all. William M. Passano, Jr., Susan P. Macfarlane and E. Magruder Passano, Jr., the three grandchildren of the original testator, have agreed that upon the death of Edward M. Passano, Sr., they will enter into a ten-year voting trust agreement (together with the Passano Voting Trust, the "Passano Voting Trusts") pursuant to which the stock they will then receive from the termination of the Life Estate under Edward B. Passano's Will will be voted as a unit for that period. The voting trustees will be those three grandchildren of the original testator or their respective spouses.

         The shares referenced in note (4) above remain subject to a voting trust (the "Urban Voting Trust") of which Mr. William M. Passano, Jr. and
Mr. Urban are the co-trustees. The address of the trustees is 428 E. Preston Street, Baltimore, Maryland 21202. It is intended that the duration of the Urban Voting Trust shall be coterminous with that of the Passano Voting Trust described above. The shares must be voted in the same way as the shares subject to the Passano Voting Trust described above unless the Passano family shares are deadlocked and cannot be voted at all, in which case Mr. Urban will have the sole right to vote the 400,000 shares.

         The 247,500 shares owned by the Messrs. Spahr and the Estate referred to in note (5) above have been placed in voting trusts (the "Spahr Voting Trusts") of which Mr. William M. Passano, Jr. of 428 E. Preston Street, Baltimore, Maryland 21202 and each of the Messrs. Spahr of 428 E. Preston Street, Baltimore, Maryland 21202 are respective trustees. It is intended that the duration of each of the Spahr Voting Trusts shall be coterminous with that of the Passano Voting Trust described above. The shares in each of the Spahr Voting Trusts must be voted in the same way as the shares subject to the Passano Voting Trust described above, unless the Passano family shares are deadlocked and cannot be voted at all, in which case each of the Messrs. Spahr will have the sole right to vote their respective 77,500 shares, Mr. Passano will have the sole right to vote the 50,000 shares owned by the Estate and Mr. John F. Spahr, Jr. will have the sole right to vote the 42,500 shares owned by the Estate of John F. Spahr, Sr. The 247,500 shares held by each of the Messrs. Spahr and the Estate are subject to an escrow agreement until January 10, 2001 to secure indemnification obligations in the agreement relating to the acquisition of Lea & Febiger. Under the terms of the escrow agreement, each of the Messrs. Spahr may obtain the release of up to 35,000 shares in the event of death, disability or divorce.

         As a result of these arrangements, the Messrs. Urban and Spahr and the Estate may be deemed to be "associates" of the Passano family, as that term is defined in the rules and regulations of the Securities and Exchange Commission.

                             ELECTION OF DIRECTORS

         Waverly's Board of Directors is divided into three classes. Each class of directors is elected for a three-year term. Richard C. Riggs, Jr. has been nominated as a Class A Director to fill the vacancy resulting from the retirement of Rodney G. Stieff effective on the date of the 1995 Annual Meeting. The terms of the Class A Directors will expire on the date of the 1995 Annual Meeting. The Board of Directors recommends the reelection of the Class A Directors now in office and the election of Richard C. Riggs, Jr. The Class A Directors elected in 1995 will serve for a term that expires at the Annual Meeting of Shareholders in 1998 or when their successors are elected and qualified.

         Proxies solicited hereby cannot be voted for a greater number of persons than the number of nominees named. It is intended that, unless contrary instructions are given, the persons named in the accompanying proxy will vote all proxies in favor of the nominees listed below to serve for their respective terms and until their successors are elected and qualified.

Name and Age                  Other Positions with the                            Director
on Record Date                Company and Principal Occupations                   Since

Nominees for Class A Directors
Term Expiring at 1998 Annual Meeting

Barbara J. Bonnell (64)       Director of Research and Information,               1974
                              Baltimore Development Corporation, Baltimore, MD
Donald W. Dick, Jr. (52)      Partner, Overseas Partners, Inc., private           1980
                              investment firm, Jersey City, NJ
Carolyn Manuszak (55)         President, Villa Julie College, Stevenson, MD       1987
E. Magruder
  Passano, Jr. (52)           Vice Chairman of the Board, Secretary               1972
Richard C.
  Riggs, Jr. (55)             President and CEO, Barton-Cotton, Inc.,             1995
                              Baltimore, MD


Class B Directors
Term Expiring at 1996 Annual Meeting

Samuel G.
  Macfarlane (63)             Consultant and former Vice President,                   1966
                              Chief Financial Officer and Treasurer of Waverly, Inc.
Ackneil M.
  Muldrow, II (57)            President and CEO, Development Credit Fund, Inc.,       1992
                              Baltimore, MD
Edward M.
  Passano, Sr. (90)           Former Chairman of the Executive Committee              1929
William M. Passano,
  Jr. (66)                    Chairman of the Board                                   1965
Oliver S. Travers (69)        President and Chief Executive Officer, Schenuit         1983
                              Investments, Inc., an investment holding company,
                              Baltimore, MD

Name and Age                  Other Positions with the                              Director
on Record Date                Company and Principal Occupations                     Since

Class C Directors
Term Expiring at 1997 Annual Meeting

David J. Callard (56)         President, Wand Partners, Inc.,                       1974
                              private investment firm, New York, NY
Edward B. Hutton, Jr. (49)    President and Chief Executive Officer                 1988
Dr. Michael M.E. Johns (53)   Dean of Medical Faculty and Vice President            1993
                              for Medicine, The Johns Hopkins University
                              School of Medicine, Baltimore, MD
John F. Spahr, Jr. (44)       Managing Director, Teton Data Systems, Jackson, WY    1991
Michael Urban (55)            President and Chief Executive Officer, Urban &        1990
                              Schwarzenberg GmbH, a subsidiary of the Company

         Each of the nominees for director and directors currently on the Board has been engaged in the principal occupation indicated in the foregoing table for the five years preceding December 31, 1994, except as follows:

         Prior to December 1990, Mr. Callard was self-employed as a financial advisor, and for more than five years prior to 1989, Mr. Callard was a managing director of Alex. Brown & Sons, Inc., an investment banking firm. For more than five years prior to December 31, 1991, Mr. Macfarlane was Vice President, Chief Financial Officer and Treasurer of the Company. From 1991 to 1993, Mr. Spahr was Chief Executive Officer of Lea & Febiger, a division of the Company, and for the five years prior to 1991, Mr. Spahr was a partner of Lea & Febiger, L.P., a publisher of books in the field of medicine and related disciplines. From 1986 to 1990, Mr. Travers was Chief Executive Officer and President of Allegheny International, Inc., a diversified manufacturer. For more than five years prior to 1991, Mr. Urban was President of Urban & Schwarzenberg GmbH, a publisher of medical and scientific books.

         The following directors hold directorships with other companies as follows: Mr. Callard is a director of Chartwell RE Corporation. Mr. Dick is a director of the T. Rowe Price Growth Stock Fund, Inc., the T. Rowe Price New America Growth Fund, the T. Rowe Price Growth & Income Fund, Inc., the T. Rowe Price Capital Appreciation Fund, the T. Rowe Price Balanced Fund, Inc., the T. Rowe Price Mid-Cap Growth Fund, Inc., the T. Rowe Price OTC Fund, Inc., the T. Rowe Price Dividend Growth Fund, Inc., the T. Rowe Price Blue Chip Growth Fund, Inc., T. Rowe Price New Horizons Fund, Inc., T. Rowe Price New Era Fund, Inc., T. Rowe Price Equity Income Fund, T. Rowe Price Science and Technology Fund, Inc., T. Rowe Price Small-Cap Value Fund, T. Rowe Price Index Trust, Inc., T. Rowe Price Equity Series, Inc., T. Rowe Price Personal Strategy Funds, Inc., T. Rowe Price Value Fund, Inc., and T. Rowe Price Capital Opportunity Fund, Inc. Mr. William M. Passano, Jr. is a director of First Maryland Bancorp and of the First National Bank of Maryland. Mr. Travers is a director of NationsBank, N.A.

         Mr. Samuel G. Macfarlane is the brother-in-law of Mr. William M. Passano, Jr. Mr. E. Magruder Passano, Jr. is the son of Mr. Edward M. Passano, Sr. and a first cousin of Mr. William M. Passano, Jr.

         All executive officers serve at the pleasure of the Board.

         The Board of Directors has an Executive Committee consisting in fiscal 1994 of Messrs. Callard (Chairman), Hutton, Johns, Macfarlane, Muldrow,
E. Magruder Passano, Jr., William M. Passano, Jr., Spahr, Urban and Ms. Manuszak. The Executive Committee met eight times in 1994, and minutes of its meetings are distributed to all members of the Board. The full Board of Directors meets on a quarterly basis to receive and act on reports of committees and of management, to declare dividends and to take any other action requiring Board approval. In 1994 the Board of Directors held six meetings. Each director other than Michael M.E. Johns attended at least 75% of the meetings of the Board of Directors and Committees of the Board on which such directors served.

         The Company's Audit Committee consisted in fiscal 1994 of Ms. Bonnell and Messrs. Dick, Macfarlane and Travers (Chairman). During the fiscal year and through February 28, 1995, the Committee met on four occasions to review with the Company's independent accountants the annual financial statements prior to their release, to receive and review with them their annual letter on internal controls and interim reports on quarterly reviews and to review with them their plans and budget for the 1994 audit.

         The Management Committee, consisting in fiscal 1994 of Ms. Manuszak, and Messrs. Johns, Muldrow, Travers and Stieff (Chairman), met in February prior to the regular February Board meeting to formulate recommendations to the Board for all executive compensation for the ensuing year, including the awards of stock options, and to determine bonus awards for the preceding year's performance. The Committee also met on two other occasions to consider specific questions related to executive compensation and to review recommendations put forth by an outside consultant. Mr. Stieff has reached the mandatory retirement age for directors and will not stand for reelection at the 1995 Annual Meeting of Shareholders.

         The Nominating Committee consisted in fiscal 1994 of Messrs. E. Magruder Passano, Jr. and William M. Passano, Jr.

         An annual director's fee of $10,000 is paid to directors who are not employees of the Company, other than Mr. Callard and Mr. Spahr, plus $500 for each Board and Committee meeting they attend. Committee chairmen also receive an annual fee of $1,000 for such service. Pursuant to the terms of the Director Stock Plan, one-half of the director's fee is payable in Company stock. The stock awards are made on the dates of the Board of Directors' regular February and July meetings and consist of a number of shares equal to one-half of the retainer fee to be paid on that date divided by the market value of the stock on the business day immediately preceding the date of grant. Pursuant to the Plan, awards of 139 shares and 130 shares were made to each director (other than Messrs. Callard and Spahr) in February 1994 and July 1994, respectively. For information regarding Mr. Callard's and Mr. Spahr's waivers of director compensation, see "Certain Transactions."

         Management has no reason to believe that any nominee will be unable to accept nomination or election. However, if such event should occur, management intends that the proxy holders will vote for such other person or persons as they may deem advisable.

         The following table sets forth information regarding the beneficial ownership by named executive officers, directors, nominees for directors and all executive officers, directors and nominees for director, as a group, of the Company's outstanding Common Stock on February 27, 1995:

                                                   Shares           Percent
                                                   Beneficially     of Total
Name                                               Owned <F1><F2>   Outstanding

William M. Passano, Jr., Chairman, Director          156,270 <F3>         3.5%
E. Magruder Passano, Jr., Vice Chairman, Director    172,478              3.9%
Edward B. Hutton, Jr., President and CEO, Director   101,703              2.3%
Arthur E. Newman, Executive Vice President            21,945             *
Michael Urban, President and CEO, Urban &
 Schwarzenberg GmbH, Director                        400,000 <F5>         9.0%
Alma J. Wills, President, Periodical Publishing       19,300               *
Barbara J. Bonnell, Director                           2,702               *
David J. Callard, Director                            33,224               *
Donald W. Dick, Jr., Director                          1,964               *
Dr. Michael M.E. Johns, Director                         269               *
Samuel G. Macfarlane, Director                         5,849               *
Carolyn Manuszak, Director                               808               *
Ackneil M. Muldrow, II, Director                         878               *
Edward M. Passano, Sr., Director                       3,600 <F4>          *
Richard C. Riggs, Jr., Director                            0               *
John F. Spahr, Jr., Director                          77,543 <F5>         1.8%
Rodney G. Stieff, Director                             3,558               *
Oliver S. Travers, Director                            1,919               *
All executive officers, directors and nominees for
 director as a group (26 persons), including the Life
 Estate under the Will of Edward B. Passano
 (1,613,911 shares) and all shares held in the Spahr
 Voting Trusts (247,500 shares)                    2,838,213             64.2%

[FN]
----------
*Less than 1% of the Common Stock outstanding.

         (1) Includes shares owned by trusts, spouses and minor children of the indicated persons.

         (2) Includes the following numbers of shares subject to options exercisable within 60 days after the record date: William M. Passano, Jr., 54,030 shares; E. Magruder Passano, Jr., 17,525 shares; Edward B. Hutton, Jr., 100,000 shares; Arthur E. Newman, 21,625 shares; Alma J. Wills, 18,300 shares; David J. Callard, 4,375 shares; and all executive officers, directors and nominees for director as a group (26 persons), 263,470 shares.

         (3) Excludes 1,613,911 shares held in Life Estate under the Will of Edward B. Passano, the 400,000 shares held in the Urban Voting Trust and the 247,500 shares held in the Spahr Voting Trust with respect to which Mr. Passano has shared voting power by virtue of his status as a trustee of the various voting trusts. For a description of the voting trust arrangements relating to these shares, see the description under "Principal Holders of Common Stock."

         (4) Excludes 1,613,911 shares held in Life Estate under the Will of Edward B. Passano for the benefit of Edward M. Passano, Sr. Mr. Passano has shared voting power with respect to these shares by virtue of his status as a trustee of the Passano Family Voting Trust. For a description of the voting trust arrangements relating to these shares, see the description under "Principal Holders of Common Stock."

[FN]

         (5) For a description of the voting trust arrangements relating to these shares, see the description under "Principal Holders of Common Stock."

CERTAIN TRANSACTIONS

         Pursuant to the terms of an Agreement and Plan of Merger between the Company and Lea & Febiger, L.P. (the "L&F Agreement"), the Company agreed to use its best efforts to cause the election of John F. Spahr, Jr. to the Board of Directors as long as he is employed by the Company (or if he is unable to serve, then another specified member of the Spahr family will be designated). If the Passano Family Voting Trust (see the "Principal Holders of Common Stock") fails to vote all its shares for the election of Mr. Spahr (or one of the designated substitutes) as Director and Mr. Spahr (or such substitute) is thus not elected, each of the Spahr Voting Trusts (see "Principal Holders of Common Stock") will automatically expire.

         Under the terms of the L&F Agreement, the Company is obligated to lease office facilities from Lea & Febiger Pennsylvania, a Pennsylvania general partnership of which John F. Spahr, Jr. and the Estate of John F. Spahr, Sr. each has a 25% general partnership interest. In 1993, the Company leased 17,000 square feet at an annual rent of $274,040. The lease expires on February 28, 2000.

         The Company and Mr. David J. Callard have an agreement pursuant to which Mr. Callard provides financial advisory services generally as well as in the area of acquisition and development ("A&D"). Under this agreement, Mr. Callard was paid in 1994 a retainer of $85,000. Out-of-pocket reimbursements for 1994 amounted to $9,194. In 1995, the Company expects to pay Mr. Callard a retainer of $90,000 and award 2,500 stock options. As was the case in 1994, the agreement also entitles Mr. Callard to receive contingent compensation for each A&D transaction in which he plays an active role at the Company's request. Such additional compensation is determined by mutual agreement at the outset of such A&D transaction and reflects its complexity and size. In connection with the agreement, Mr. Callard has waived his right to director's fees and future participation in the Company's director stock plan.

         Waverly has entered into an agreement with Mr. John F. Spahr, Jr., which replaces his prior employment agreement, pursuant to which Mr. Spahr will provide consulting services to the Company. Under this agreement, Mr. Spahr is entitled to receive $110,000 for each of the years 1994 and 1995 and $50,000 for each of the years 1996 through 2000. In connection with the agreement, Mr. Spahr has waived his right to director's fees and future participation in the Company's director stock plan.

         The Company's subsidiary, Urban & Schwarzenberg Verlag fur Medizin GmbH is indebted to Gisela Urban, Mr. Urban's mother, for 150,000 DM (approximately $96,795) bearing interest at 8% per annum payable on demand on one year's notice. Loan amounts have been converted into dollars based upon the currency exchange rate of .6453 DM per dollar in effect on December 30, 1994.

         For information regarding an employment contract between the Company and Mr. Urban, see "Executive Compensation."

MANAGEMENT COMMITTEE REPORT

         The Management Committee (the "Committee"), composed entirely of nonemployee Directors, meets periodically to formulate recommendations for approval by the Board of Directors for executive compensation. The members of the Committee are Michael M.E. Johns, M.D., Carolyn Manuszak, Ackneil M. Muldrow, II, Oliver S. Travers and Rodney G. Stieff (Chairman).

         The Committee's compensation recommendations are designed to enable the Company to attract and retain qualified executives, reward achievement of corporate and personal goals and motivate officers to meet divisional and corporate financial and strategic objectives and to contribute to increasing the shareholder value. Executive officers receive a salary, are eligible for a bonus under Waverly's Incentive Plan ("WIN Plan") and participate in the Company's Defined Benefit Pension Plan and in the Company's Incentive Savings Plan ("WISP"), a tax-qualified plan that permits employees to make contributions, a portion of which is matched by the Company. In addition, executive officers are eligible to receive grants of options to purchase Company stock. The Committee emphasizes stock ownership by executives as highly desirable in that it closely aligns the economic interests of the executives with those of the shareholders.

         Salaries for executive officers (other than for the Chief Executive Officer and the Chairman) are reviewed each year by the Company's Chief Executive Officer and the Committee. Salaries for the Chief Executive Officer and the Chairman are reviewed annually by the Committee. Salaries are reviewed in light of the executives' performances for the prior year, inflation, and salary levels paid to comparable executives at comparable companies. The companies considered by the Committee include the companies in the Dow Jones Media Index shown in the Stock Performance Graph, which have comparable revenues to those of the Company, as well as other companies with revenues comparable to those of the Company in other industry groups. These comparables reflect the Company's view that the employment market for the Company's officers includes a broader range of companies than that with which the Company should be compared for financial purposes and that salaries for the Company's officers should be comparable with salaries of similarly situated officers at such companies.

         The Company pays annual cash bonuses to executives under the WIN Plan for achievement of corporate and/or divisional financial targets and for achievement of individual performance objectives established as part of the Company's long-range planning process. At the beginning of each year, the Board meets with senior management to review the Company's long-range strategic objectives and its annual budget. Financial and performance targets, derived from this process, are used by the Committee to establish objectives under the WIN Plan. In 1994, these objectives included achievement of certain levels of earnings per share and return on equity. Each officer's bonus under the WIN Plan depends on performance, as compared with budget, of his or her division, except for certain corporate officers (such as the Chief Executive Officer), whose bonus depends on overall Company achievement. Maximum bonuses for each officer may not exceed 50% of salary. Bonuses paid for performance in 1994 are reflected in the Summary Compensation Table shown below.

         The Company awards stock options to its executives from time to time to provide additional financial incentives and reward superior performance. The Committee grants options to individual officers based on its evaluation of a number of factors, including level of base salary, level of responsibility, expected level of contribution to the Company, tenure with the Company, prior individual performance and prior stock option grants. The largest grants are awarded to the most senior employees who, in the view of the Compensation Committee, have the greatest potential impact on the Company's profitability and growth. Options under the plans may be either incentive stock options or nonqualified stock options at the discretion of the Compensation Committee. The exercise prices of these options will be at least equal to the fair market value of the Common Stock on the date of grant. In 1994, the Committee granted stock options exercisable at fair market value to certain key employees, including the Company's officers. Stock option awards to the executive officers named in the Summary Compensation Table are disclosed in that table.

         The Company has an employment agreement with one officer in connection with the acquisition of a company of which he was a principal shareholder (see "Executive Compensation"). For this officer, the employment agreement sets forth a minimum salary for each year of employment.

         Mr. Hutton, the Company's Chief Executive Officer, received compensation in 1994 in accordance with the guidelines referred to above. Mr. Hutton's base salary effective February 1994 was unchanged from the prior year, reflecting the Committee's conclusion that the performance of the Company in 1993 did not warrant an increase in 1994. The Committee had established budget, earnings per share and return on equity targets for Mr. Hutton under the WIN Plan for 1994 based on the long-range strategic business plan. The Company met its budget and performance targets in 1994 and, in light of this performance, a bonus of $77,500 was awarded to Mr. Hutton. The Company also pays 100% of the premium on a $2,000,000 term-life insurance policy for Mr. Hutton.

         Rules proposed pursuant to Section 162(m) of the Internal Revenue Code limit the allowable deduction for certain covered compensation paid to the Company's officers to $1 million per year per executive. The rules provide that certain qualifying, performance-based compensation will not be subject to the deduction limit. The Company currently intends to structure its option plan to cause option awards issuable under the Plan to comply with these rules. The Company is submitting the "Proposal to Approve the Waverly, Inc. 1995 Employee Stock Option Plan" to the stockholders for approval. (See "Proposal to Approve The Waverly, Inc. 1995 Employee Stock Option Plan"). In view of the current levels of other compensation paid to its executives, the Company expects that its compensation will fall well within the limits imposed by the Code and that Section 162(m) will not limit the deductibility of its compensation to officers.

                                                 Rodney G. Stieff, Chairman
                                                 Michael M.E. Johns, M.D.
                                                 Carolyn Manuszak
                                                 Ackneil M. Muldrow, II
                                                 Oliver S. Travers

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation paid by the Company in the last three fiscal years to the Chief Executive Officer of the Company and the four next most highly compensated executive officers:

                           Summary Compensation Table

                                                                           Long Term    All
                                                                           Compen-      Other
                                                                           sation       Compens-
Name and                                       Annual Compensation<F1>     Awards       ation on
Principal Position                   Year     Salary($)<F2>  Bonus($)<F3>  Options(#)   ($)<F4>

William M. Passano, Jr.               1994     300,000        75,000            0       14,410
 Chairman of the Board                1993     298,270             0        2,500        5,562
                                      1992     279,519        70,110       10,000        5,355

Edward B. Hutton, Jr.                 1994     310,000        77,500        7,500        9,750
President and CEO                     1993     308,269             0        7,500        7,501
                                      1992     292,692        72,570       25,000        5,034

Michael Urban                         1994     263,000        47,700        5,000        2,899
 President and CEO, Urban &           1993     244,758            0         5,000        1,250
Schwarzenberg GmbH (5)                1992     243,000       104,695        7,500        1,208

Arthur E. Newman                      1994     183,500        45,875        4,500        2,908
 Executive Vice President             1993     182,519             0        4,500        3,991
                                      1992     173,326        43,050        4,500        6,877

Alma J. Wills                         1994     121,500        26,669        3,000        2,087
 President, Periodical Publishing     1993     129,462        24,725        3,000        2,468
                                      1992     111,439        56,250        3,000        2,377

[FN]


    (1) Does not include perquisites and other personal benefits where the aggregate value of such compensation to the executive officer is less than 10% of annual salary and bonus.

    (2) Includes salary deferrals under the WISP.

    (3) Comprises bonuses under the WIN Plan, which were accrued during the fiscal year indicated but were paid or will be paid during the following fiscal year.

    (4) Includes Company matching contributions under the WISP. Under the WISP, the Company makes matching contributions of 25% of each participant's contribution subject to a maximum of 1.5% of an employee's compensation up to $9,240. Also includes life insurance premiums paid by the Company and financial counseling expenses. The amounts for 1994 are as follows:

                                                  Financial
                WISP            Insurance         Counseling

Passano         $ 2,310         $ 6,300           $ 5,800
Hutton          $ 2,310         $ 4,690           $ 2,750
Urban           $     0         $ 2,899           $     0
Newman          $ 2,310         $   598           $     0
Wills           $ 1,749         $   338           $     0
                                       12

[FN]
    (5) Mr. Urban's compensation has been converted into dollars based upon the currency exchange rate of .6453 DM per dollar in effect on December 30, 1994.

    In April 1990, a subsidiary of the Company entered into a five-year employment contract with Mr. Urban pursuant to which he was guaranteed a minimum salary and certain other benefits. Mr. Urban's compensation is included in the Summary Compensation Table. Mr. Urban's compensation is subject to review in subsequent years.

    The following tables set forth information concerning the grant and exercise of options in the last fiscal year under the Waverly, Inc. 1984 Stock Option Plan to the persons named in the Summary Compensation Table:

                                   Option Grants in Last Fiscal Year


                INDIVIDUAL GRANTS                                          Potential Realizable
                                                                             Value At Assumed
                Number of                                                    Annual Rates of
                Securities    % Of Total                                       Stock Price
                Underlying    Options Granted    Exercise                     Appreciation
                Options       To Employees in     Price      Expiration       Option Term<F2>
Name            Granted<F1>     Fiscal Year       ($/Sh)        Date       0%    5%        10%

Passano, W.     0             0.0%               $0.00       N/A           $0    $     0   $      0

Hutton          7,500         13.0%              $18.50      2/11/04       $0    $87,225   $221,100

Urban           5,000         8.6%               $18.50      2/11/04       $0    $58,150   $147,400

Newman          4,500         7.8%               $18.50      2/11/04       $0    $52,335   $132,660

Wills           3,000         5.2%               $18.50      2/11/04       $0    $34,890   $ 88,440


[FN]
    (1) All options were granted with an exercise price equal to the fair market value of the Common Stock underlying the option on the date of the grant. The options are exercisable to the extent of 50% of the shares one year from the grant date, an additional 25% two years from the grant date and in full three years from the grant date (except for Messrs. Passano and Hutton whose options are exercisable at various dates over a period not longer than four years from the date of the grant) unless accelerated upon a change in control, retirement, death or disability. These options have a term of ten years, unless terminated sooner in connection with death, disability, retirement or termination.

    (2) Amounts are based on the 0%, 5% and 10% annual compounded rates of appreciation of the Common Stock price, prescribed by the Securities and Exchange Commission, and are not intended to forecast future appreciation of the Company's Common Stock. The prices of the Common Stock, assuming such annual compounded rates of appreciation, would be $18.50, $30.13 and $47.98, respectively.

                               Aggregated Option Exercises in Last Fiscal Year
                                           and FY-End Option Values


                                               Number of Securities           Value of Unexercised
               Shares                          Underlying Unexercised             In-The-Money
               Acquired on     Value             Options At FY-End            Options At FY-End<F1>
Name           Exercise (#)    Realized ($)    Exercisable   Unexercisable    Exercisable   Unexercisable

Passano, W.    0               0               47,380        15,120           $359,408      $ 84,686
Hutton         0               0               93,750        21,250            796,895       141,875
Urban          0               0               15,625         9,375            151,563        64,688
Newman         0               0               17,125         7,875            104,250        52,875
Wills          0               0               16,500         5,250            129,675        35,259

[FN]
    (1) Based upon the difference between the exercise price and the closing price of the stock on NASDAQ/NMS on December 31, 1994 ($26.25).

                          DEFINED BENEFIT PENSION PLAN

         The Company has a trusteed, noncontributory, defined benefit pension plan in which all U.S. employees are eligible to participate. The plan provides for an annual retirement benefit payable monthly based on the sum of
(i) amounts accrued to date under various career average pay formulae and
(ii) amounts accruing beginning for 1989 based on the following formula: 1.5% of participant's compensation plus .65% of earnings in excess of the Social Security Covered Compensation (the average of Social Security Taxable Wage Basis for a specified 35-year period) for each year of credited service. Earnings for purposes of the pension plan include base salary and commissions but not overtime or bonuses. Benefits are payable upon retirement, death or disability or upon termination of employment after five years of service. Benefits are not subject to reduction for Social Security benefits. At their normal retirement at age 65, the estimated annual retirement payments (based on compensation for 1994) would be as follows: Mr. William M. Passano, Jr., $93,585; Mr. Hutton, $70,019; Mr. Newman, $66,474; and Ms. Wills, $59,097.

         The Company's subsidiary, Urban & Schwarzenberg, has agreed to provide supplementary retirement benefits to two current and thirteen former employees, including Mr. Urban. Monthly benefits are payable upon retirement based upon 50% of the retiree's highest achieved salary level. Upon the retiree's death, his or her spouse and/or other specified beneficiaries are generally entitled to receive a benefit payment. At his normal retirement at age 65, the estimated annual retirement payment to Dr. Urban under this plan (based on compensation for 1994) would be 215,000 DM (approximately $133,500).

                     PROPOSAL TO APPROVE THE WAVERLY, INC.
                        1995 EMPLOYEE STOCK OPTION PLAN

         The Company's existing option plan has expired. In order to replace that plan and continue to have the ability to grant new options, the Board of Directors has approved and recommends that the stockholders approve the Waverly, Inc. 1995 Employee Stock Option Plan (the "Plan"). The purpose of the Plan is to promote the long-term success of the Company by providing financial incentives to key employees who are in positions to make significant contributions toward such success and to attract and retain individuals of outstanding ability to employment with the Company. The Plan authorizes grants of stock options to eligible persons to purchase up to 750,000 shares of Company Common Stock. During any calendar year, options for no more than 50,000 shares may be granted to any single participant.

         The complete text of the Plan appears as Exhibit A to this Proxy Statement. The main features are outlined below, but the outline is qualified by reference to the complete text of the Plan.

         Persons eligible to participate in the Plan are officers and employees of the Company or its subsidiaries selected by the Management Committee. Directors who do not serve and have not for at least one year served on the Management Committee may receive grants under the Plan. Approximately 15 persons are eligible to participate in the Plan.

         Options granted under the Plan may be either incentive stock options ("ISOs") intended to qualify under Section 422 of the Internal Revenue Code (the "Code") or non-qualified stock options. The exercise price of all options will be at least equal to the fair market value of the Common Stock on the grant date. The aggregate fair market value (determined as of the date of the grant) of the Common Stock with respect to which ISOs first become exercisable by an optionee during any calendar year under the Plan and any other Company option plan may not exceed $100,000.

         The Management Committee must be composed of directors who are "disinterested persons" and "outside directors" as defined in Rule 16b-3 and in the regulations proposed pursuant to Section 162(m) of the Code, respectively. The Management Committee may, consistent with the Plan, select persons to participate in the Plan, determine the form of grants made, and the conditions and restrictions, if any, subject to which grants will be made, interpret the Plan, and amend or rescind rules and regulations for carrying out the Plan. Each employee to whom a grant is made shall enter into a written option agreement with the Company containing such provisions, consistent with the plan, as may be established by the Management Committee. No option may be exercised more than ten years after its grant. Payment of the exercise price of options may be made in cash or by delivery of shares of the Company's Common Stock valued for this purpose at fair market value on the date of exercise.

         The following table presents options granted in January 1995, under the Plan, subject to shareholder approval of the Plan, and sets forth the hypothetical value of these grants:

                                           New Plan Benefits
                             Waverly, Inc. 1995 Employee Stock Option Plan


                                                          Potential Realizable Value
                                                          at Assumed Rates of Stock
                                            Number of     Price Appreciation for Option Term<F2>
Names and Position                          Shares <F1>   0%    5%         10%

William M. Passano, Jr.                     23,750        $0    $      0   $        0
    Chairman of the Board
Edward B. Hutton, Jr.                        7,500        $0    $134,426   $  340,662
    President and Chief Executive Officer
Michael Urban                                    0        $0    $      0   $        0
Arthur E. Newman                             4,500        $0    $ 80,656   $  204,397
    Executive Vice President
Alma J. Wills                                3,000        $0    $ 53,770   $  136,265
    President Periodical Publishing
Executive Officers Group                    31,150        $0    $558,317   $1,414,885
Non-Executive Director Group                 2,500        $0    $ 44,809   $  113,554
Non-Executive Officer Employee Group        23,750        $0    $425,683   $1,078,764

[FN]


    (1) Number of shares which may be acquired upon exercise of the option. All options were granted with an exercise price equal to the fair market value of the Common Stock underlying the option on the date of the grant. The options are exercisable to the extent of 25% of the shares each year beginning one year from the grant date and an additional 25% annually on each subsequent anniversary of the grant date, unless accelerated in the event of a change in control, death, disability or retirement. These options have a term of ten years, unless terminated sooner in connection with death, disability, retirement or termination.

    (2) Based on a grant price of $28.50 per share, which was the stock closing price on the day of the grant. The value, if any, a grantee may realize will depend on whether the price of the Common Stock exceeds the exercise price of the option on the date of exercise. Amounts are based on the 0%, 5% and 10% annual compounded rates of appreciation of the Common Stock price, prescribed by the Securities and Exchange Commission, and are not intended to forecast future appreciation of the Company's Common Stock. The prices of the Common Stock, assuming such annual compounded rates of appreciation, would be $28.50, $46.42 and $73.92, respectively. As of March 10, 1995, the closing price of the Common Stock was $31.75.

         The number of shares which may be issued upon exercise and the exercise price of options are subject to adjustment in the event of any reorganization, reclassification of shares, stock split, stock dividend, combination of shares, merger, share exchange, consolidation, substantial distribution of assets or any other change in the corporate structure or shares of the Company. In the event of any merger, share exchange, consolidation, or other reorganization in which the Company is not the surviving or continuing corporation, or in which the Company's stockholders become entitled to receive cash, securities of the Company other than voting Common Stock or securities of another issuer, all outstanding options shall be exercisable and shall vest notwithstanding any restriction on exercise at a date to be determined by the Committee not later than the effective date of the transaction.

         Options are not transferable or assignable other than by will or the laws of descent and distribution except with respect to non-incentive stock options as permitted by Rule 16b-3 as amended at the time of transfer and in accordance with the policies of the Management Committee. During the lifetime of the holder, options may be exercised only by the holder or permitted transferee. All options become exercisable in full and expire immediately upon termination of employment of the holder unless termination is due to death, Retirement, or Total and Permanent Disability. In the case of death, Retirement, or Total and Permanent Disability, options remain exercisable for three years but in no event after expiration of the option. Subject to the term of the option, the Management Committee may extend the exercisability period of an outstanding option and may also accelerate the vesting of any outstanding option upon termination of the employee for any reason.

         The Plan will terminate on January 27, 2005. The Board of Directors may suspend, modify or terminate the Plan at any time, but may not without stockholder approval make any change if stockholder approval of such change would be required for continued compliance with Section 16b-3, including increase the number of shares which may be issued pursuant to options. The Management Committee may amend or modify the grant of any outstanding option in any manner to the extent that it would have the authority to make such grant as so modified. No modification may be made that would materially adversely affect any grant previously made under the Plan without the approval of the grantee.

         If any option awarded under the Plan is an ISO, the employee will recognize no income and incur no regular income tax liability upon grant or exercise of the ISO. However, the employee may be subject to the alternative minimum tax upon exercise of the ISO. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an ISO, regardless of the applicability of the alternative minimum tax to the employee. Upon the sale or exchange of the underlying shares after two years from the grant of the option and after one year from the exercise of the option by the employee, any gain to the employee will be treated as a long-term capital gain. If these holding periods are not satisfied, the employee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the shares at the date of the option exercise or the sale price of the shares. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the employee subject to certain limitations on compensation deductions. Any gain recognized on such a "disqualification" caused by such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

         All other options which do not qualify as ISOs are referred to as non-qualified options. An employee will not recognize any taxable income at the time the employee is granted a non-qualified option. However, upon its exercise, the employee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the employee, subject to certain limitations on compensation deductions. The employee will be required to remit to the Company the applicable withholding tax liability attributable to the income recognized by the employee upon exercise of the option. Upon the subsequent sale of any such shares by the employee, any difference between the sales prices and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss.

         Under rules proposed pursuant to Section 162(m) of the Internal Revenue Code, the Company may be limited as to federal income tax deductions to the extent that total individual compensation paid to the Company's Chief Executive Officer or to any of the other four most highly compensated executive officers exceeds $1,000,000 in any one year. The Company can preserve the deductibility of certain compensation in excess of $1,000,000, however, provided that it complies with conditions imposed by rules proposed pursuant to Section 162(m) of the Code, including the payment of performance-based compensation pursuant to a plan approved by shareholders. The Plan is designed to provide the Company flexibility and the opportunity to qual-ify options granted under the Plan as performance-based compensation under
Section 162(m) of the Code. To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and the Company's deduction with respect to the associated compensation expense may be disallowed in whole or part.

         The Board of Directors believes that the Plan is in the best interest of the Company.

         The Board of Directors recommends a vote "FOR" the proposal to adopt the Waverly, Inc. 1995 Employee Stock Option Plan.

                            STOCK PERFORMANCE GRAPH

         In accordance with the Securities Exchange Act regulations, the following performance graph compares the performance of the Company's Common Stock with the S&P 500 Index and with the Dow Jones Media Index.

         The graph assumes that the value of the investment in the Company's Common Stock and in each Index was $100 at December 31, 1989, and that all dividends were reinvested.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

Among Waverly, Inc., S&P 500 Index and Dow Jones Media Index. Fiscal Year Ending December 31.

         (The Performace Graph is not included in this electronic submission. Presented below is the table of data points used in the graph as required by Rule 304(d) of Regulation S-T.)

         Waverly, Inc.    S&P 500 Index   Dow Jones Media Index

1989     100              100             100
1990     82.79            94.70           84.68
1991     67.98            106.45          86.28
1992     75.70            117.64          99.75
1993     82.96            127.79          113.75
1994     85.21            130.27          122.31

INDEPENDENT ACCOUNTANTS

         Price Waterhouse LLP was the independent accounting firm for the Company's most recently completed fiscal year ended December 31, 1994.

         Management is currently reviewing the Company's worldwide, independent auditing services and the related costs. The Board of Directors and Company Management believe it is good business practice to periodically obtain comprehensive proposals for such services. The Company will announce its final decision regarding the selection of independent auditors for 1995 upon completion of the review process.


VOTE REQUIRED TO APPROVE MATTERS

         A quorum for the meeting requires the presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the meeting. The election of directors requires a plurality of votes cast at the meeting. The approval of the Waverly, Inc. 1995 Employee Stock Option Plan requires a majority of votes cast at the meeting.

         Votes cast by proxy or in person at the meeting will be tabulated by the inspectors of election appointed for the meeting. Proxies marked with abstentions, and shareholders present at the meeting who abstain from voting, will be treated as present for purposes of determining the presence of a quorum. Abstentions and votes withheld count as votes against the approval of the Plan and will have no legal effect on the election of directors. Any "broker non-votes" (i.e., proxies from brokers or nominees marked to indicate that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to the vote on a particular matter with respect to which the brokers or nominees do not have discretionary power to vote) will be disregarded.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

         Shareholders' proposals for the 1996 Annual Meeting must be received at the Company's principal executive offices not later than November 24, 1995.

OTHER BUSINESS

         As of the date of this proxy statement, Management does not intend to bring any other matters before the meeting requiring action of the shareholders, nor does it have any information that other matters will be brought before the meeting. However, if any other matters requiring the vote of the shareholders properly come before the meeting, the persons named in the enclosed form of proxy intend to vote in accordance with their best judgment.

                                         By order of the Board of Directors
                                         E. MAGRUDER PASSANO, JR.
                                         Secretary

March 24, 1995

EXHIBIT A

Waverly, Inc.
1995 Employee Stock Option Plan

1.  Establishment and Purpose

         Waverly, Inc. (the "Company") hereby establishes the 1995 EMPLOYEE STOCK OPTION PLAN (the "Plan"). The Plan permits the grant of stock options to eligible participants.

         The purpose of the Plan is to promote the long-term success of the Company by providing financial incentives to key employees who are in positions to make significant contributions toward such success. The Plan is designed to attract individuals of outstanding ability to employment with the Company and to encourage key employees to acquire a proprietary interest in the Company, to continue employment with the Company and to render superior performance during such employment.

2.  Definitions

         (a) "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

         (b) "Total and Permanent Disability" means a permanent and total disability as defined in the Company's long-term disability or similar plan as from time to time in effect or as otherwise defined by the Committee.

         (c) "Fair Market Value" of a share of the Company's Common Stock for any purpose shall be determined in accordance with policies adopted by the Committee.

         (d) "Retirement" means retirement as defined under the Company's pension plan or any successor plan thereto, or termination of employment on retirement with the approval of the Committee.

         (e) "Subsidiary" and "subsidiaries" mean only a corporation or corporations within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor statute of similar import.

3.  Administration

         The Plan shall be administered by a Committee, known as the Management Committee (the "Committee"), of not fewer than two directors of the Company designated by the Board of Directors from time to time who are "disinterested persons" and "outside directors." "Disinterested persons" shall have the meaning set forth in Rule 16b-3 of the Securities and Exchange Commission ("Rule 16b-3"). "Outside directors" shall have the meaning set forth in Proposed Treasury Regulation Section 1.162-27(e)(3) or any successor rule.

         The Committee shall, consistent with the provisions of the Plan, be authorized to (i) select persons to participate in the Plan, (ii) determine the timing, form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) interpret the Plan, (iv) approve forms of Option Agreements to be used under the Plan, (v) except as provided in
Section 13, modify or amend any option, extend or renew outstanding grants, or waive restrictions or conditions applicable to any option or the exercise thereof, including without limitation as contemplated by Section 6(d) and to adopt, amend, or rescind such rules and regulations for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties, including the Company, its shareholders and the participants in the Plan. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.

4.  Shares Available for the Plan

         Subject to adjustments as provided in Section 12, an aggregate of 750,000 shares of Common Stock of the Company may be issued pursuant to the Plan. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated or cancelled as to any shares, the shares subject to such grants shall thereafter be available for further grants under the Plan, except as otherwise provided by Rule 16b-3.

5.  Participation

         Participation in the Plan is limited to directors who do not, and have not for at least one year, served on the Management Committee, and officers and employees of the Company selected by the Committee. Only employees of the Company may receive grants of incentive stock options, as that term is defined in Section 422 of the Code.

         Nothing in the Plan or in any grant thereunder shall confer any right on an employee to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate an employee at any time.

6.  Stock Options

         Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to eligible participants nonqualified stock options or incentive stock options as that term is defined in Section 422 of the Code. The options granted shall be subject to the following terms and conditions.

         (a) Price. The price per share ("exercise price") payable upon the exercise of each incentive stock option shall not be less than 100% of the Fair Market Value of the shares on the date the option is granted.

         (b) Payment. Options may be exercised in whole or in part upon receipt by the Company of appropriate notice of exercise accompanied by the requisite form of payment as determined by the Committee for the shares to be acquired. Payment of the exercise price by the participant may be made in cash or, if authorized by the Committee, in shares of Company Common Stock or a combination of cash and shares of Common Stock. The Fair Market Value of shares of Common Stock delivered on exercise of options shall be determined on the date of exercise. Shares of Common Stock delivered in payment of the exercise price may be already owned shares or, if approved by the Committee, shares acquired upon exercise of the option. Any fractional share will be paid in cash. The Company may make or guarantee loans to participants to assist them to exercise options in accordance with policies approved by the Committee.

         Unless otherwise determined by the Committee, a participant may also deliver Common Stock of the Company, including shares acquired upon exercise of the option, in satisfaction of any amount the Company is required to withhold for taxes in connection with the exercise of an option subject, if the optionee is subject to Section 16(b) of the Securities Exchange Act of 1934 to such restrictions as may be imposed from time to time by the Securities and Exchange Commission.

         An election to deliver Common Stock to pay withholding taxes must be made on or before the date the amount of tax to be withheld is determined, and once made will be irrevocable. The withholding tax obligation that may be paid by the withholding or delivery of shares may not exceed the participant's estimated federal, state and local income tax obligations in connection with the exercise of the option or the sale of shares received upon exercise of the option. The Fair Market Value of the shares to be withheld or delivered will be the Fair Market Value on the date as of which the amount of tax to be withheld is determined.

         (c) Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but in no event shall an option be exercisable more than ten years from the date it is granted. All rights to purchase shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments or upon specified events. The shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirement as is designated by the Committee. The Committee may accelerate the time at which any option may be exercised, and may impose resale restrictions on all or a portion of the shares delivered upon exercise of any option. Prior to the exercise of the option and issuance of stock issuable upon exercise of the option, the optionee shall have no rights to any dividends or be entitled to any voting rights on any stock subject to outstanding options.

         (d) Termination of Employment. If a participant ceases to be an employee of the Company or any subsidiary due to Retirement, death or Total and Permanent Disability, each of the participant's options shall immediately become vested and exercisable in full and shall remain so for a period of three years from the date of Retirement, death, or the date of termination of employment, respectively, but in no event after its expiration date.

         If a participant ceases to be an employee of the Company or any subsidiary for any reason other than Retirement, death or Total and Permanent Disability, each option of the participant which remains unexercised, whether or not vested, shall be forfeited immediately.

         Notwithstanding any provision of this Section 6(d) to the contrary, with respect to any outstanding options and any new option awards, the Committee may, in its sole discretion, (i) increase or decrease the length of time during which an option shall remain exercisable following death, Total and Permanent Disability, Retirement or termination for any other reason, provided that no option shall remain exercisable beyond the end of its term, and (ii) accelerate the vesting of options upon death, Total and Permanent Disability, Retirement or termination for any other reason.

         (e) Restrictions on Incentive Stock Options. Option agreements evidencing incentive stock options shall contain such terms and provisions as may be necessary to render them incentive stock options pursuant to Section 422A of the Code. No option shall be an incentive stock option unless so designated by the Committee at the time of the grant.

         (f) Restrictions on Annual Number of Shares Per Grantee. Subject to adjustments as provided in Section 12, options for no more than 50,000 shares may be granted in any one calendar year to any one participant.

7.  Withholding of Taxes

         The Company may require, as a condition to any grant or payment by the Company under the Plan or to the delivery of certificates for shares issued under the Plan, that the grantee pay to the Company, in cash or, if permitted in accordance with Section 6 or approved by the Committee, in shares of Company Common Stock valued at Fair Market Value on the date as of which the withholding tax liability is determined, any federal, state or local taxes of any kind required by law to be withheld with respect to any grant, payment or issuance or delivery of shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or payment or the issuance or delivery of shares under the Plan, or to retain or sell without notice a sufficient number of shares to be issued to such grantee to cover any such taxes.

8.  Written Agreement

         Each participant to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

9.  Transferability

         To the extent required to comply with Rule 16b-3 and in any event in the case of an incentive stock option, no stock option granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution.

10.  Listing and Registration

         If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of shares subject to any option is necessary or desirable as a condition of, or in connection with, the grant or the issue or purchase of shares thereunder, no such option may be exercised in whole or in part and no shares may be issued unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

11.  Transfer of Employee

         Transfer of a participant from the Company to a subsidiary, from a subsidiary to the Company or from one subsidiary to another shall not be considered a termination of employment. Placement of a participant on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship also shall not be considered a termination of employment, unless and until the employee's right to reemployment shall no longer be guaranteed either by law or contract.

12.  Adjustments; Business Combinations

         In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, share exchange, consolidation, substantial distribution of assets or any other change in the corporate structure or shares of the Company, the number and kind of shares reserved for issuance under the Plan, the number and kind of shares covered by outstanding options made under the Plan and the exercise price of outstanding options shall be appropriately adjusted by the Committee.

         In the event of any merger, share exchange, consolidation, or other reorganization in which the Company is not the surviving or continuing corporation, or in which the Company's stockholders become entitled to receive cash, securities of the Company other than voting Common Stock or securities of another issuer, all outstanding options shall be exercisable and shall vest notwithstanding any restriction on exercise at a date to be determined by the Committee not later than the effective date of the transaction.

13.  Limitation on Benefits

         With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under such Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advised by the Committee.

14.  Termination and Modification of the Plan

         The Board of Directors, without approval of the shareholders, may suspend, terminate or modify the Plan, except that no modification shall become effective without prior approval of the shareholders of the Company if shareholder approval would be required for continued compliance with Rule 16b-3.

         No modification may be made that would materially adversely affect any grant previously made under the Plan without the approval of the grantee. The Committee shall be authorized to make modifications to the Plan and outstanding awards of a minor or administrative nature or that may be required, authorized or made desirable by federal or state laws applicable to the Company.

15.  Effective Date and Termination Date

         The Plan shall become effective upon its adoption by the Board of Directors; provided that any grant of options is subject to the approval of the Plan by the shareholders of the Company within 12 months of adoption by the Board of Directors. No former grants may be made under the Plan following the close of business on January 27, 2005.

(THE INFORMATION BELOW APPEARS ON THE FRONT OF THE PROXY VOTING CARD.)


WAVERLY, INC.
428 East Preston Street, Baltimore, Maryland 21202

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints William M. Passano, Jr., E. Magruder Passano, Jr. and Ariel Vannier, and each or any of them, as proxies, with full powers of substitution, to vote all shares of the Common Stock of Waverly, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on April 24, 1995 and at any adjournment thereof, upon the following items, all more fully described in the Proxy Statement. The undersigned acknowledges receipt of notice of the meeting and the Proxy Statement.

                 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AS SET OUT ON THE REVERSE SIDE OF THIS CARD.

                                 (CONTINUED AND TO BE SIGNED ON OTHER SIDE)



                                                 WAVERLY, INC.
                                                 P.O. BOX 11375
                                                 NEW YORK, N.Y. 10203-0375


(THE INFORMATION BELOW APPEARS ON THE BACK OF THE PROXY VOTING CARD.)


1.       Election of Class A Directors

                 FOR all nominees listed below           [   ]

                 WITHHOLD AUTHORITY to vote
                 for all nominees listed below.          [   ]

                 *EXCEPTIONS                             [   ]

Nominees: Barbara J. Bonnell, Donald W. Dick, Jr., Carolyn Manuszak, E. Magruder Passano, Jr., Richard C. Riggs, Jr.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.

2. To consider and act upon a proposal to approve the Waverly, Inc. 1995 Employee Stock Option Plan.

                 FOR   [    ]    AGAINST  [    ] ABSTAIN  [    ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                 CHANGE OF ADDRESS AND/OR
                                 COMMENTS MARK HERE               [    ]

                                 PLEASE SIGN EXACTLY AS NAME APPEARS AT LEFT.
                                 WHEN SHARES ARE HELD JOINTLY,  ANY CO-OWNER
                                 MAY SIGN UNLESS THE SECRETARY OF THE
                                 CORPORATION HAS BEEN GIVEN NOTICE TO THE
                                 CONTRARY AND HAS BEEN FURNISHED WITH A COPY
                                 OF THE ORDER OR INSTRUMENT WHICH SO
                                 PROVIDES.    WHEN SIGNING AS ATTORNEY,
                                 EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                 DATED                                   , 1995

                                 SIGNATURE


                                 VOTES MUST BE INDICATED
                                 (X) IN BLACK OR BLUE INK.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.